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             SECOND AMENDMENT TO RESTATED ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO RESTATED ASSET PURCHASE AGREEMENT
(this "Second Amendment"), made as of the 8th day of January, 1998, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997, ADVANCED COMMUNICATIONS CORP., (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996, SWITCHBOARD OF OKLAHOMA CITY, INC., an Oklahoma corporation, and each of MARK BEALL, DONALD HUNTER, CHARLES JOHNSON AND JAMES HUNTER, AS ATTORNEY-IN-FACT FOR JAMIE HUNTER, A MINOR, amends the Restated Asset Purchase Agreement dated as of October 6, 1997 among the parties (the "Restated Agreement"), as amended by the First Amendment to Restated Asset Purchase Agreement executed as of January 7, 1998 (the "First Amendment") (collectively, the "Agreement").

                                    RECITALS

                  WHEREAS, the parties wish to extend the date by which the transactions contemplated by this Agreement to take place at the Closing shall occur; and

                  WHEREAS, all capitalized terms not otherwise defined herein have the meanings ascribed to them in the Restated Agreement, as amended by the First Amendment;

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements herein contained, and other consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:


1.       EXTENSION OF CLOSING DATE.

         The phrase, "January 31, 1998," in Sections 2.7 and 9.1(vi) of the Restated Agreement is deleted and replaced by the phrase, "February 20, 1998," in each instance.


2.       MISCELLANEOUS

         2.1 Counterparts. For the convenience of the parties, any number of counterparts of this Second Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. A facsimile copy of a signature page to this Second Amendment shall be accorded the same force and effect as a manually executed original counterpart of a signature page to this Second Amendment.


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         2.2 Integration Clause. The Restated Agreement, as modified by the
First Amendment and this Amendment, represents the final agreement among the parties relating to its subject matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                PURCHASER:

                                ADVANCED COMMUNICATIONS GROUP, INC.



                                By: /s/ Richard P. Anthony
                                   ------------------------------------------
                                Name:    Richard P. Anthony
                                Title:   Chairman and Chief Executive Officer



                                ADVANCED COMMUNICATIONS CORP.



                                By: /s/ Rod K. Cutsinger
                                   ------------------------------------------
                                Name:    Rod K. Cutsinger
                                Title:   Chairman and Chief Executive Officer


                                SELLER:

                                SWITCHBOARD OF OKLAHOMA
                                CITY, INC.



                                By: /s/ Mark Beall
                                   ------------------------------------------
                                Name:    Mark Beall
                                Title:   President


                                 -2-

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                                SHAREHOLDERS:



                                /s/ Mark Beall
                                ----------------------------------------------
                                Mark Beall



                                /s/ Donald Hunter
                                ----------------------------------------------
                                Donald Hunter



                                /s/ Charles Johnson
                                ----------------------------------------------
                                Charles Johnson



                                /s/ James Hunter
                                ----------------------------------------------
                                James Hunter, as Attorney-in-Fact for
                                Jamie Hunter, a Minor

                                      -3-